UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

SUPERVALU INC.

 (Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7075 Flying Cloud Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 828-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 25, 2014, the independent members of the Board of Directors of SUPERVALU INC. (the “Company”) approved for the Company’s Chief Executive Officer, and the Leadership Development and Compensation Committee of the Board of Directors approved for the Company’s other executive officers including its named executive officers, the design and financial performance targets for the Company’s Fiscal 2015 annual incentive plan. Payouts under the plan, if any, will be based on the achievement of targets for the Company’s consolidated adjusted EBITDA, as well as sales and adjusted EBITDA for the Company’s Independent Business, Save-a-Lot and Retail Food segments for fiscal 2015.  For each officer, the relevant threshold EBITDA goal must be met for there to be any payout.  If maximum performance goals are achieved, payouts can range up to 200% of the executive officer’s base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2014

SUPERVALU INC.

	By:	/s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)